EX-99.2
CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of Putnam Master Intermediate Income Trust of our report dated January 13, 1997 relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Report to the Shareholders of Putnam Intermediate Government Income Trust, which is incorporated by reference into such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Public Accountants and Financial Statements" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Proxy Statement of Putnam Master Intermediate Income Trust.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts

September 19, 1997